UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015

WILSON BANK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Tennessee	000-20402	62-1497076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

623 West Main Street Lebanon, Tennessee		37087
(Address of principal executive offices)		(Zip Code)

(615) 444-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 22, 2015, Wilson Bank & Trust (the “Bank”), the wholly owned subsidiary of Wilson Bank Holding Company, a Tennessee corporation (the “Company”), entered into Supplemental Executive Retirement Plan agreements (individually, a “SERP Agreement” and collectively, the “SERP Agreements”) with each of Randall Clemons, Elmer Richerson, Lisa Pominski, Gary Whitaker, and John C. McDearman, III (each, an “Executive” and collectively, the “Executives”) pursuant to which each Executive is entitled to receive certain supplemental nonqualified pension benefits.

Pursuant to the terms of the SERP Agreements, upon an Executive’s separation from service with the Bank for any reason other than death or Disability (as defined in the SERP Agreements) on or after the Execuitve’s reaching age 65, the Executive will be entitled to receive a monthly cash benefit, when combined with the benefits payable to the Executive pursuant to the Executive Salary Continuation Agreement previously entered into by the Executive which was frozen on October 1, 2012 and the Supplemental Executive Retirement Plan agreement entered into by the Executive on November 23, 2012, equal to 30% of his or her base salary (the “Normal Retirement Benefit”) for the remainder of the Executive’s life commencing on the first full day of the second month following the Executive’s separation from service with the Bank. In the event that the Executive separates from service with the Bank prior to his or her reaching age 65 for any reason other than death or Disability or a Change in Control (as defined in the SERP Agreements) the SERP Agreement for the Executive will terminate and the Executive will not be entitled to any of the benefits under the SERP Agreement.

In the event that an Executive becomes disabled prior to reaching age 65, the Bank is obligated to pay to the Executive an annual benefit equal to 60% of the Executive’s base salary and bonus at the time of disability, less any amounts payable to the Executive as a result of his or her Disability under the terms of the Executive Salary Continuation Agreement between the Bank and the Executive that was frozen on October 1, 2012 and the Supplemental Executive Retirement Plan agreement entered into by and between the Bank and the Executive on November 23, 2012, payable in equal monthly installments until the Executive’s 65th birthday. Following that date, the disability benefit under the SERP Agreements is reduced to the Executive’s Normal Retirement Benefit under the SERP Agreement and paid for the remainder of the Executive’s life.

In the event that the Executive dies before he has a separation from service with the Bank, his beneficiary is entitled to receive a payment equal to the amount of the liability that should at that time have been accrued by the Bank under generally accepted accounting principles for the Executive under the SERP Agreement, payable in a lump sum no later than thirty (30) days from the date of Executive’s death. In the event that the Executive dies after benefit payments have commenced under the SERP Agreement, but before he or she has received 180 monthly payments, the Bank will continue to pay the Executive’s beneficiary those payments until a total of 180 monthly payments have been made to the Executive and/or his or her beneficiary.

In the event there is a change in control of the Bank, the Normal Retirement Benefit under the SERP Agreements becomes fully vested and will be paid to the Executive in equal monthly installments for the remainder of his or her life. A change in control will be deemed to have occurred if a “change in ownership,” a “change in the effective control,” or a “change in the ownership of a substantial portion of the assets” of the Bank occurs, as such terms are defined in Treasury Regulation §1.409A-3(i)(5) or any subsequent, applicable Treasury Regulation.

The Bank purchased Flexible Premium Indexed Deferred Annuity Contracts to fund the benefits under the SERP Agreements.

The description of the payments due under the SERP Agreements as set forth herein, is qualified in its entirety by reference to the SERP Agreements which are filed herewith as exhibits and incorporated by reference into this Section 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Supplemental Executive Retirement Plan Agreement, dated May 22, 2015, by and between Wilson Bank and Trust and J. Randall Clemons.

10.2	Supplemental Executive Retirement Plan Agreement, dated May 22, 2015, by and between Wilson Bank and Trust and Elmer Richerson.

10.3	Supplemental Executive Retirement Plan Agreement, dated May 22, 2015, by and between Wilson Bank and Trust and Lisa T. Pominski.

10.4	Supplemental Executive Retirement Plan Agreement, dated May 22, 2015, by and between Wilson Bank and Trust and Gary Whitaker.

10.5	Supplemental Executive Retirement Plan Agreement, dated May 22, 2015, by and between Wilson Bank and Trust and John C. McDearman III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BANK HOLDING COMPANY

By:	/s/ J. Randall Clemons
J. Randall Clemons
President and Chief Executive Officer

Date: May 29, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Supplemental Executive Retirement Plan Agreement, dated May 22, 2015, by and between Wilson Bank and Trust and J. Randall Clemons.

10.2	Supplemental Executive Retirement Plan Agreement, dated May 22, 2015, by and between Wilson Bank and Trust and Elmer Richerson.

10.3	Supplemental Executive Retirement Plan Agreement, dated May 22, 2015, by and between Wilson Bank and Trust and Lisa T. Pominski.

10.4	Supplemental Executive Retirement Plan Agreement, dated May 22, 2015, by and between Wilson Bank and Trust and Gary Whitaker.

10.5	Supplemental Executive Retirement Plan Agreement, dated May 22, 2015, by and between Wilson Bank and Trust and John C. McDearman III.